UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

BITECH TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

600 Anton Boulevard, Suite 1100

Costa Mesa, CA 92626

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (855) 777-0888

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Review.

On July 20, 2022, the Board of Directors of Bitech Technologies Corporation (the “Company”) determined that the Company’s financial statements for the three months ended March 31, 2022 (the “March 31 Financial Statements”) included in its Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 6, 2022 could not be relied upon (the “March 31 Form 10-Q”).

The March 31 Financial Statements included in the Form 10-Q for the three-month period ended March 31, 2022, erroneously did not reflect the accounting perspective of Bitech Mining Corporation (“Bitech Mining”) on March 31, 2022 financial reporting as a result of the Share Exchange discussed below in accordance with ASC 805-40-45-1.

As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on April 4, 2022, the Company acquired Bitech Mining through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”. Following completion of the Share Exchange, the Sellers owned a controlling interest in the Company.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the completion of the Share Exchange are considered the Company’s historical financial results.

The Company had initially reflected the restatement and reclassifications in footnote 6 to its financial statements for the period ended June 30, 2022 filed in its Quarterly Report on Form 10-Q for the period then ended as filed with the SEC on August 5, 2022. The Company intends to file an amendment to its March 31 Form 10-Q to reflect its restated financial statements as disclosed in this Form 8-K.

The matters set forth in this Form 8-K have been discussed with the Company’s independent registered public accounting firm, Fortune CPA Inc.

The effect of correcting this error on the Company’s March 31 Financial Statements is shown in the tables below.

The following table presents the effect of the restatement on the balance sheet included in the previously issued March 31 Financial Statements:

	As of March 31, 2022
	As Previously Reported	Adjustments	As Restated
Accrued expenses (including accrued interest)	68,319	28,535	96,854
Note payable	395,000	-	395,000

Additional paid-in capital	21,022,725	(19,826,046)	1,196,679

Accumulated deficit	(20,311,631)	19,797,511	(514,121)

The following table presents the effect of the restatement on the statement of operations included in the previously issued March 31 Financial Statements:

	As of March 31, 2022
	As Previously Reported	Adjustments	As Restated
Total Revenue	26,231	(26,231)	-
Gross Profit	26,231	(26,231)	-

Operating, general and administrative expense	73,176	155,986	229,162
Other income	20,000	(20,000)	-
Interest expense	(6,140)	6,140	-

Net loss	(33,085)	(196,077)	(229,162)

Net income per share, basic and diluted	$0.00	(0.01)	$(0.01)

The following table presents the effect of the restatement on the statement of shareholder deficit included in the previously issued March 31 Financial Statements:

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
Balance, December 31, 2021, as previously reported	20,240,882	$20,241	19,869,511	(20,278,547)	(388,795)

Corrections of errors			(18,603,952)	19,993,588	1,389,636
Balance, December 31, 2021, as restated	20,240,882	$20,241	$1,265,559	$(284,959)	$1,000,841

Balance, As of March 31, 2022, as previously reported	20,240,882	$20,241	$21,022,725	$(20,311,632	740,334

Corrections of errors			(19,826,046)	19,797,511	(28,535)
Balance, As of March 31, 2022, as restated	20,240,882	$20,241	$1,196,679	$(514,121)	711,799

The following table presents the effect of the restatement on the statement of cash flows included in the previously issued March 31 Financial Statements:

	As of March 31, 2022
	As Previously Reported	Adjustments	Reclassifications	As Restated
Cash flows from operating activities:
Net income	(33,085)	(196,077)		(229,162)

Changes in working capital assets and liabilities:
Accounts receivable	24,992	(27,263)		(2,271)
Accounts payable and accrued expenses	7,875	77,873		85,748
Accrued interest on notes payable
Note payable assumed in merger	-	395,000		395,000
Cash from acquisition of Bitech Mining Corporation	1,150,163	(1,150,163)		-
Recapitalization – payments to SPIN	-	(59,880)		(59,880)
Supplemental schedule of non-cash transactions:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BITECH TECHNOLOGIES CORPORATION

Dated: September 26, 2022	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer